EX-99.1

CareMax Reports Third Quarter 2023 Results

•
Third Quarter Medicare Advantage Membership of 107,000, up 171% year-over-year
•
Third Quarter Total Revenue of $201.8 million, up 28% year-over-year
•
Reaffirming Full Year 2023 Revenue Guidance; Updating Full Year 2023 Medicare Advantage Membership and Adjusted EBITDA Guidance

Miami, FL - November 9, 2023 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced financial results for the third quarter ended September 30, 2023.

“Tomorrow marks one year since the acquisition of our national MSO and nearly two and a half years of rapid growth in our patient and provider base. Over that period, we experienced fluctuations in our revenue and EBITDA as we underwent numerous initiatives to integrate that membership. With significant progress made in many of those initiatives, we have increased confidence in our ability to effectively manage our members on their glidepath to risk and operate toward more consistent financial outcomes. Looking ahead, we feel well positioned to navigate the evolving utilization environment and execute on the embedded value in our platform,” said Carlos de Solo, Chief Executive Officer.

Third Quarter 2023 Results

•
Total membership of 273,000, up 194% year-over-year.
•
Medicare Advantage membership of 107,000, up 171% year-over-year.
•
Total revenue was $201.8 million, up 28% year-over-year.
•
Net loss was $103.1 million, including $80.0 million of non-cash goodwill impairment, compared to net loss of $22.1 million for the third quarter of 2022.
•
Adjusted EBITDA was $2.1 million, compared to $4.4 million for the third quarter of 2022.1
•
Platform Contribution was $21.1 million, compared to $20.6 million for the third quarter of 2022.1
•
Medical Expense Ratio was 88.0%, compared to 75.2% for the third quarter of 2022.
•
De novo pre-opening costs and post-opening losses for the third quarter of 2023 were $5.8 million.2

Financial Outlook for Full Year 2023

CareMax is reaffirming the following full year 2023 guidance:

•
Total revenue of $750 million to $800 million, up 19% to 27% year-over-year.
•
De novo pre-opening costs and post-opening losses are anticipated to be approximately $25 million in 2023.

CareMax is updating the following full year 2023 guidance:

•
Year-end Medicare Advantage membership of approximately 110,000, up 18% year-over-year.
•
Adjusted EBITDA of $15 million to $25 million, compared to $19.1 million for the year-ended December 31, 2022.1

1 Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to the most directly comparable GAAP financial measures is included in the appendix to this earnings release. Beginning with the three months ended June 30, 2023, the Company has updated its calculation of Adjusted EBITDA on a retrospective basis to no longer add back certain compensation costs for stay-on bonuses and duplicative salaries previously included within the Business Combination integration costs adjustment. Adjusted EBITDA as previously reported for the third quarter of 2022 included an addback of $0.9 million for stay-on bonuses and duplicative salaries. Adjusted EBITDA as previously reported for the year ended December 31, 2022 included an addback of $2.9 million for stay-on bonuses and duplicative salaries.

2 De novo pre-opening costs represent (1) incremental payroll costs from employees specifically associated with the operational, contractual, physical, or regulatory infrastructure for de novo centers, prior to their opening; (2) legal costs directly associated with the de novo centers, incurred prior to their opening, which includes services such as execution of leases, health plan contracts and other agreements; (3) other expenses related to diligence, design, permitting, and other “soft costs” at new sites; and (4) rent and facility expenses prior to center opening. De novo post-opening losses include center-level operating losses recognized at a de novo center until the center breaks even, up to 18 months after opening, which consist of revenue, external provider costs and cost of care allocated for the de novo center.

Conference Call Details

Management will host a conference call at 8:30 am ET today to discuss the results. The conference call can be accessed by dialing (888) 330-2508 for U.S. participants, or (240) 789-2735 for international participants, and referencing conference ID 7874605. A live audio webcast as well as related presentation materials will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. With over 200,000 Medicare Value-Based Care Members across 10 states, and fully integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, strategy and financial performance. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the Steward transaction; the failure to realize anticipated benefits of the Steward transaction or to realize estimated pro forma results and underlying assumptions; the impact of COVID-19 or any variant thereof or any other pandemic or epidemic on the Company's business and results of operation; the Company’s ability to attract new patients; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under the agreements governing its indebtedness; the Company’s ability to address the material weakness in its internal control over financial reporting; the Company's ability to recruit and retain qualified team members and independent physicians; risks related to future acquisitions; the Company’s ability to develop and maintain proper and effective internal control over financial reporting and the impact of any prior period developments. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2023 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS

Current Assets
Cash and cash equivalents	$32,264	$41,626
Accounts receivable, net	139,573	151,036
Risk settlement receivables	251	707
Related party receivables	754	—
Other current assets	3,820	3,968
Total Current Assets	176,662	197,336

Property and equipment, net	27,837	21,006
Operating lease right-of-use assets	130,826	108,937
Goodwill, net	522,643	700,643
Intangible assets, net	106,889	123,585
Deferred debt issuance costs	896	1,685
Other assets	92,363	17,550
Total Assets	$1,058,117	$1,170,743

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$9,345	$7,687
Accrued expenses	14,999	16,854
Risk settlement liabilities	21,934	14,171
Related party liabilities	47	1,777
Related party debt, net	34,517	30,277
Current portion of third-party debt, net	355	253
Current portion of operating lease liabilities	8,555	5,512
Other current liabilities	8,589	790
Total Current Liabilities	98,341	77,322
Derivative warrant liabilities	983	3,974
Long-term debt, net	302,612	230,725
Long-term operating lease liabilities	117,668	96,539
Contingent earnout liability	—	134,561
Other liabilities	13,897	8,075
Total Liabilities	533,501	551,196
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 shares authorized; one share issued and outstanding as of September 30, 2023 and December 31, 2022)	—	—
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 112,096,998 and 111,332,584 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	11	11
Additional paid-in-capital	779,776	657,126
Accumulated deficit	(255,171)	(37,590)
Total Stockholders' Equity	524,616	619,547

Total Liabilities and Stockholders' Equity	$1,058,117	$1,170,743

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Medicare risk-based revenue	$134,105	$122,267	$411,184	$373,677
Medicaid risk-based revenue	23,950	19,852	79,630	59,914
Government value-based care revenue	28,067	—	60,284	—
Other revenue	15,721	15,551	48,169	33,278
Total revenue	201,843	157,670	599,267	466,869

Operating expenses
External provider costs	139,139	106,900	406,807	320,104
Cost of care	43,826	30,213	122,645	87,925
Sales and marketing	3,501	2,355	10,593	7,955
Corporate, general and administrative	19,282	21,687	64,021	58,728
Depreciation and amortization	6,833	4,573	20,237	14,538
Goodwill impairment	80,000	—	178,000	—
Acquisition related costs	34	494	108	3,549
Total operating expenses	292,615	166,222	802,412	492,799
Operating loss	(90,772)	(8,552)	(203,145)	(25,930)
Nonoperating income (expense)
Interest expense	(14,000)	(6,088)	(37,908)	(11,712)
Change in fair value of derivative warrant liabilities	1,450	(7,331)	2,991	(3,476)
Gain on remeasurement of contingent earnout liabilities	—	—	19,916	—
Loss on extinguishment of debt	—	—	—	(6,172)
Other income (expense), net	376	99	1,097	(408)
	(12,174)	(13,320)	(13,904)	(21,768)
Loss before income tax	(102,946)	(21,872)	(217,049)	(47,698)
Income tax expense	(177)	(181)	(532)	(532)
Net loss	$(103,123)	$(22,053)	$(217,581)	$(48,230)

Weighted-average basic shares outstanding	112,085,154	87,408,605	111,704,585	87,415,801
Weighted-average diluted shares outstanding	112,085,154	87,408,605	111,704,585	87,415,801
Net loss per share
Basic	$(0.92)	$(0.25)	$(1.95)	$(0.55)
Diluted	$(0.92)	$(0.25)	$(1.95)	$(0.55)

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(217,581)	$(48,230)
Adjustments to reconcile net loss to cash and cash equivalents:
Depreciation and amortization expense	20,237	14,538
Amortization of debt issuance costs and discounts	6,422	1,093
Stock-based compensation expense	8,004	7,486
Income tax provision	532	532
Change in fair value of derivative warrant liabilities	(2,991)	3,476
Gain on remeasurement of contingent earnout liabilities	(19,916)	—
Loss on extinguishment of debt	—	6,172
Payment-in-kind interest expense	8,643	3,038
Provision for credit losses	382	—
Goodwill impairment	178,000	—
Amortization of right-of-use assets	8,872	—
Other non-cash, net	1,140	(774)
Changes in operating assets and liabilities:
Accounts receivable	2,121	(43,109)
Other current assets	148	(69)
Risk settlement receivables and liabilities	11,020	(144)
Other assets	(74,024)	(1,037)
Operating lease liabilities	(4,390)	—
Accounts payable	(410)	9,291
Accrued expenses	(1,855)	6,705
Related party receivables and payables	(1,212)	—
Other liabilities	14,414	1,222
Net cash used in operating activities	(62,446)	(39,811)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(8,007)	(4,862)
Return of cash held in escrow	—	785
Acquisition of businesses, net of cash acquired	—	(892)
Net cash used in investing activities	(8,007)	(4,969)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	62,000	184,000
Principal payments of debt	(189)	(121,926)
Payments of debt issuance costs	(720)	(6,456)
Collateral for letters of credit	—	(5,439)
Net cash provided by financing activities	61,091	50,179

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(9,361)	5,399
Cash and cash equivalents - beginning of period	41,626	47,917
CASH AND CASH EQUIVALENTS - END OF PERIOD	$32,264	$53,315

Non-GAAP Financial Summary	Three Months Ended
(in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Medicare risk-based revenue	$76,428	$91,277	$107,747	$143,664	$122,267	$113,041	$121,593	$155,486	$134,105
Medicaid risk-based revenue	20,884	20,160	20,165	19,896	19,852	36,620	25,626	30,054	23,950
Government value-based care revenue	—	—	—	—	—	—	10,010	22,206	28,067
Other revenue	7,308	6,869	9,008	8,719	15,551	14,602	15,754	16,694	15,721
Total revenue	104,620	118,306	136,920	172,279	157,670	164,263	172,983	224,440	201,843

External provider costs	73,329	79,724	92,856	120,348	106,900	104,078	110,673	156,995	139,139
Cost of care	20,315	22,606	26,854	30,293	30,150	34,581	37,627	38,865	41,599
Platform contribution	10,976	15,977	17,210	21,638	20,620	25,604	24,683	28,580	21,106
Platform contribution margin (%)	10.5%	13.5%	12.6%	12.6%	13.1%	15.6%	14.3%	12.7%	10.5%

Sales and marketing	1,274	2,615	3,301	2,299	2,355	3,806	3,765	3,381	3,501
Corporate, general and administrative	9,715	11,228	10,873	12,165	13,877	17,263	21,329	18,158	15,527
Adjusted operating expenses	10,988	13,843	14,174	14,464	16,232	21,069	25,094	21,539	19,028

Adjusted EBITDA	$(13)	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042	$2,077

Reconciliation to Adjusted EBITDA	Three Months Ended
(in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Net Income (loss)	$(14,479)	$(3,553)	$(16,797)	$(9,381)	$(22,053)	$10,434	$(82,082)	$(32,376)	$(103,123)
Interest expense	1,291	1,905	1,728	3,896	6,076	8,542	10,711	13,197	14,000
Depreciation and amortization	5,176	6,089	5,062	4,903	4,573	7,180	6,576	6,828	6,833
Remeasurement of warrant and contingent earnout liabilities	1,398	(8,734)	3,536	(7,391)	7,331	(84,171)	(37,242)	15,786	(1,450)
Goodwill impairment	—	—	—	—	—	70,000	98,000	—	80,000
Stock-based compensation	966	375	1,087	2,788	3,611	2,786	2,298	2,464	3,243
Loss (gain) on extinguishment of debt, net	(279)	7	—	6,172	—	—	—	—	—
Business Combination integration costs (1)	3,176	2,277	4,379	1,887	2,586	163	716	686	483
Acquisition and integration related costs (2)	1,871	2,325	3,429	4,074	2,118	10,632	622	815	652
DeSpac costs	27	742	9	10	11	10	—	—	—
Other (3)	840	543	421	46	(46)	(967)	(187)	(535)	1,263
Income tax provision (benefit)	—	159	181	171	181	(20,074)	177	177	177
Adjusted EBITDA	$(13)	$2,134	$3,035	$7,175	$4,388	$4,535	$(411)	$7,042	$2,077

Memo:
De novo pre-opening costs	$544	$806	$973	$506	$2,426	$3,205	$1,975	$1,560	$1,880
De novo post-opening costs	195	489	1,119	993	1,533	2,274	3,885	4,228	3,906

(1)
Represents initial costs to set up public company processes, incremental vendor expenses identified as temporary or duplicative and expected to be rationalized in the short term, and legal and professional expenses outside of the ordinary course of business, which are being incurred as part of the Company’s efforts as it integrates the two privately held companies that were combined in the Business Combination. Significant components of Business Combination integration costs were as follows:

	Three Months Ended
(in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Consulting and legal fees (a)	$2,204	$1,639	$3,190	$887	$725	$257	$282	$237	$69
Severance costs	—	949	25	252	1,080	167	11	13	—
Other (b)	972	(311)	1,164	748	782	(261)	423	436	414
	$3,176	$2,277	$4,379	$1,887	$2,586	$163	$716	$686	$483

(a) Represents consulting and legal costs directly associated with efforts related to integration of the two privately held companies that were combined in the Business Combination.

(b) Represents primarily vendor expenses identified as temporary or duplicative and/or expenses outside the ordinary course of business and not necessary to run the Company's business.

(2)
Includes all costs recognized in acquisition related costs in our condensed consolidated statements of operations and incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions. Significant components of acquisition and integration related costs were as follows:

	Three Months Ended
(in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Advisor and other professional fees (a)	$1,183	$1,183	$1,622	$2,359	$1,219	$9,877	$(258)	$(34)	$94
Compensation costs (b)	688	1,142	1,808	1,715	899	755	880	849	558
	$1,871	$2,325	$3,429	$4,074	$2,118	$10,632	$622	$815	$652

(a) Includes payments to our third-party transaction advisory firm associated with transaction contracts, including the Steward transaction that closed in November 2022. Also, costs include legal and accounting fees directly associated with contemplated or closed transactions.
(b) Includes incremental payroll compensation expense for employees directly associated with services to achieve synergies related to closed transactions.

(3)
Components of other were as follows:

	Three Months Ended
(in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Software sale	$—	$—	$—	$—	$—	$(1,000)	$—	$—	$—
Tax-related costs	266	95	265	69	(178)	46	—	—	—
Legal settlement	75	229	—	(43)	—	—	—	—	—
Interest income	—	—	—	—	—	—	(253)	(602)	(433)
Severance costs	—	—	—	—	—	—	—	—	1,639
Other	499	219	156	19	133	(13)	66	67	58
	$840	$543	$421	$46	$(46)	$(967)	$(187)	$(535)	$1,263

Non-GAAP Operating Metrics	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Centers	40	45	48	48	51	62	62	62	62
Markets	3	4	6	6	7	7	7	7	7
Patients (MCREM)*	40,400	50,100	50,600	54,000	57,400	221,500	225,100	226,500	228,700
Patients in value-based care arrangements (MCREM)	87.2%	79.3%	79.8%	81.0%	78.2%	97.6%	99.0%	99.4%	98.8%
Platform Contribution ($, millions)	$11.0	$16.0	$17.2	$21.6	$20.6	$25.6	$24.7	$28.6	$21.1
* MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.

Reconciliation to Platform Contribution

	Three Months Ended
(in millions)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Gross profit (a)	$4.5	$9.6	$11.2	$15.4	$14.8	$17.2	$17.1	$20.4	$12.0
Depreciation and amortization	5.2	6.1	5.1	4.9	4.6	7.2	6.6	6.8	6.8
Stock-based compensation	—	0.1	0.4	1.3	1.2	1.2	1.0	1.3	1.2
Other adjustments (b)	1.3	0.2	0.5	0.1	0.1	—	—	—	1.0
Platform Contribution	$11.0	$16.0	$17.2	$21.6	$20.6	$25.6	$24.7	$28.6	$21.1

(a) Gross profit reflects the reclassification of stock-based compensation expense previously included in corporate, general and administrative expenses, which decreased gross profit by $0.1 million during the three months ended December 31, 2021, $0.4 million during the three months ended March 31, 2022, $1.3 million during the three months ended June 30, 2022, $1.2 million during the three months ended September 30, 2022, and $1.2 million during the three months ended December 31, 2022.

(b) Other adjustments include incremental costs related to post-Business Combination integration initiatives and other one-time center-level costs. Other adjustments reflected during the three months ended September 30, 2021 include $0.6 million of incremental costs relating to one-time operational projects and $0.3 million of non-cash true-up of deferred rent expense. Other adjustments reflected during the three months ended March 31, 2022 include $0.3 million of costs for a pilot project regarding outsourcing and during the three months ended September 30, 2023 include $1.0 million of severance costs related to center staff.

Calculation of the Medical Expense Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except ratio)	2023	2022	2023	2022
External provider costs	$139,139	$106,900	$406,807	$320,104
Medicare and Medicaid risk-based revenue	158,055	142,119	490,814	433,591
Medical Expense Ratio	88.0%	75.2%	82.9%	73.8%

Investor Relations

Roger Ou

SVP of Finance and Investor Relations

CareMaxInvestorRelations@caremax.com

Media

Conchita Topinka

Conchita@thinkbsg.com